UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2008

PEDIATRIX MEDICAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	65-0271219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Security Holders

Item 8.01	Other Events

On March 28, 2008, Pediatrix Medical Group, Inc. (the “Company”) and Computershare Trust Company N.A. (successor rights agent to BankBoston, N.A.) (the “Rights Agent”), entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement dated as of March 31, 1999 as amended by the Certificate of Adjustment dated April 27, 2006 (such agreement as amended, the “Rights Agreement”) between the Company and the Rights Agent, in order to clarify the definition of Independent Director. The Amendment confirms, among other things, that an Independent Director, for purposes of the Rights Agreement, may include a director who otherwise meets the test of independence set forth in the Rights Agreement, despite the fact that such director was elected with the support of an Acquiring Person (as defined in the Rights Agreement) or other directors who are not Independent Directors.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference, and to the Rights Agreement, which was attached as Exhibit 4.1 to the Form 8-K filed by the Company on March 31, 1999.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Amendment No. 1, dated March 28, 2008, to Rights Agreement, dated March 31, 1999, between the Company and Computershare Trust Company N.A. (successor rights agent to BankBoston, N.A.), as rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.

Date: March 28, 2008	By:	/s/ Karl B. Wagner
	Name:	Karl B. Wagner
	Title:	Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
4.1	Amendment No. 1, dated March 28, 2008, to Rights Agreement, dated March 31, 1999, between the Company and Computershare Trust Company N.A. (successor rights agent to BankBoston, N.A.), as rights agent.

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